CONSENT OF EXPERTS

We hereby consent to the inclusion of our opinion dated January 15, 2002, in this prospectus.

                              /s/  Rhea & Ivy, P.L.C.

Memphis, Tennessee
April 29, 2002





































T:\WellfordS\Wade Fund\EDGAR 2002\NIA Consent.doc